UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): July 31, 2007

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
(Registrant’s telephone number, including area code)
(408) 542-2500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

EXPLANATORY NOTE
On August 6, 2007, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), filed a Current Report on Form 8-K (the “August 8-K”) to report the completion of its acquisition (the “Acquisition”) of Rhozet Corporation, a California corporation (“Rhozet”), pursuant to a previously-announced Agreement and Plan of Merger, dated as of July 25, 2007, by and among the Company, Dusseldorf Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Harmonic, Rhozet, and David Trescot, as shareholder representative.
At that time, the Company stated in the August 8-K that it intended to file the financial statements and the pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K not later than seventy-one (71) calendar days after the date that the August 8-K was required to be filed with the Securities and Exchange Commission. The Company hereby amends the August 8-K in order to include the required financial statements and pro forma financial information.
Further, in connection with the Acquisition, the Company issued approximately 1.1 million shares of its common stock to the former shareholders of Rhozet, and the Company has agreed to register such shares under the Securities Act of 1933 to permit the resale thereof. The Company has also agreed that, following the filing and effectiveness of the registration statement relating to such shares, it will use its commercially reasonable efforts to keep the registration statement effective until the earlier of (i) July 31, 2008 or (ii) such time as all shares included in the registration statement have been sold. The Company currently expects to file such registration statement with the Securities and Exchange Commission on or before November 30, 2007.
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to Harmonic’s current expectation that, on or before November 30, 2007, it will file a registration statement under the Securities Act of 1933 with respect to shares of its common stock that were issued in connection with the acquisition of Rhozet. Harmonic’s expectations and beliefs regarding this matter may not materialize, and are subject to risks and uncertainties that could cause the actual timing of the filing of such registration statement to differ materially from that which is expected. These risks include the possibility that Harmonic is unable to file the registration statement within the timeframe that is expected. The forward-looking statements contained in this Current Report on Form 8-K/A are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
Item 9.01 Financial Statements and Exhibits
a.	Financial statements of businesses acquired.
1.	The audited balance sheets of Rhozet Corporation as of June 30, 2007 and 2006 and the related statements of operations, changes in mandatorily redeemable convertible preferred stock and shareholders’ deficit and cash flows for the years ended June 30, 2007 and 2006, together with the report thereon of PricewaterhouseCoopers LLP, are attached hereto as Exhibit 99.1.
b.	Pro forma financial information.
1.	The unaudited pro forma condensed combined consolidated balance sheet of Harmonic Inc. as of June 29, 2007 and the related pro forma condensed combined consolidated statements of operations for the six months ended June 29, 2007 and the year ended December 31, 2006, are attached hereto as Exhibit 99.2. These pro forma financial statements give effect to the Company’s acquisitions of Rhozet Corporation and Entone Technologies, Inc., as if they had occurred on January 1, 2006.
c.	Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited balance sheets of Rhozet Corporation as of June 30, 2007 and 2006 and the related statements of operations, changes in mandatorily redeemable convertible preferred stock and shareholders’ deficit and cash flows for the years ended June 30, 2007 and 2006.

99.2	Unaudited pro forma condensed combined consolidated balance sheet of Harmonic Inc. as of June 29, 2007 and the related pro forma condensed combined consolidated statements of operations for the six months ended June 29, 2007 and the year ended December 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: October 15, 2007

By:	/s/ Robin N. Dickson
Robin N. Dickson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited balance sheets of Rhozet Corporation as of June 30, 2007 and 2006 and the related statements of operations, changes in mandatorily redeemable convertible preferred stock and shareholders’ deficit and cash flows for the years ended June 30, 2007 and 2006.

99.2	Unaudited pro forma condensed combined consolidated balance sheet of Harmonic Inc. as of June 29, 2007 and the related pro forma condensed combined consolidated statements of operations for the six months ended June 29, 2007 and the year ended December 31, 2006.